File No. 333-124256

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DOMINION RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Virginia	54-1229715
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Tredegar Street

Richmond, Virginia 23219

(804) 819-2000

(Address of registrant’s principal executive offices, including zip code)

Dominion Resources, Inc. 2005 Incentive Compensation Plan

(Full Title of the Plan)

Carter M. Reid, Senior Vice President – Chief Administrative and Compliance Officer

and Corporate Secretary

Karen W. Doggett, Assistant Corporate Secretary

Dominion Resources, Inc.

120 Tredegar Street,

Richmond, Virginia 23219

(804) 819-2000

(Name, address, including zip code, and telephone number, including area code, of agent of service

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION

In its Registration Statement on Form S-8 (File No. 333-124256), Dominion Resources, Inc. (Dominion) registered 30,000,000 shares of its common stock (15,000,000 shares prior to the two-for-one stock split approved by the Board of Directors on November 19, 2007), without par value, for issuance to participants in the Dominion Resources, Inc. 2005 Incentive Compensation Plan (the Plan). The Plan is no longer offered and Dominion hereby deregisters 25,304,147 shares of common stock as to which no incentive awards are outstanding and which, consequently, will not be issued under the Plan; provided that the registration statement will remain effective for shares to be issued in accordance with the terms of outstanding incentive awards.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 19th day of December, 2014.

DOMINION RESOURCES, INC.

By:	/S/ MARK O. WEBB
Mark O. Webb
Attorney-in-Fact